NOTE AMENDMENT AGREEMENT

This Note Amendment Agreement, dated as of April 8, 2010 (this “Amendment”) is between Wizzard Software Corporation, a Colorado corporation (the “Company”) and Chardan Capital Markets, LLC (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder holds a certain promissory note of the Company in the aggregate in the principal amount of $100,000 made on March 12, 2010 (the “First Note”) and a certain promissory note of the Company in the aggregate principal amount of $100,000 made on March 26, 2010 (the “Second Note” and together with the First Note, the “Original Notes”); and

WHEREAS, contemporaneous with the execution of this Amendment, the Company will pay to the account of the Holder an amount of $90,000 against the outstanding principal amount due on the First Note in accordance with its original terms; and

WHEREAS, the Company and Holder desire to amend the terms of the Original Notes in order to modify the maturity date of the Original Notes and to modify the Company’s obligations with respect to repayment of the Original Notes, as provided for herein;

NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises, covenants, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Amendment of First Note. The first sentence of the first paragraph of the First Note is hereby deleted and replaced with the following two new sentences, which provide as follows:

“FOR VALUE RECEIVED, the undersigned, WIZZARD SOFTWARE CORPORATION, a Colorado corporation (“Debtor”), promises to pay to the order of Chardan Capital Markets, LLC (“Lender”) or its successors or assigns, the aggregate amount of $90,000 on the date that this Amendment is executed by both the Debtor and the Lender or such later date as the Lender may instruct Debtor in writing, and thereafter to pay Lender on April 1, 2011 (the “Maturity Date”) the remaining principal sum of Ten Thousand Dollars ($10,000), together with interest on the outstanding principal amount of this Note from March 12, 2010 until paid at the rate of ten percent (10%) per annum. All payments of principal and interest on this Note shall be made to the Lender, at 17 State Street Suite 1600, NY, NY 10004, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America.”

2.

Amendment of Second Note. The first sentence of the first paragraph of the Second Note is hereby amended and restated to provide as follows:

“FOR VALUE RECEIVED, the undersigned, WIZZARD SOFTWARE CORPORATION, a Colorado corporation, (“Debtor”), promises to pay to the order of Chardan Capital Markets, LLC, or its successors or assigns (“Lender”), on April 1, 2011 (the “Maturity Date”), at 17 State Street, Suite 1600, NY, NY 10004, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000), together with interest on the unpaid principal balance of this Note from the date hereof until paid at the rate of ten percent (10%) per annum.”

2.

Repayment. The Company hereby covenants and agrees that in no event shall it repay the remaining outstanding principal amount of the First Note, the outstanding principal amount of the Second Note or any accrued but unpaid interest thereon, with the funds it received pursuant to those certain Securities Purchase Agreements entered into among the Company and the counter-parties thereto, dated as of March 31, 2010 and as reported by the Company on a Current Report on Form 8-K filed on April 1, 2010 with the U.S. Securities and Exchange Commission.

3.

Defined Terms. Capitalized terms not defined herein have the meanings given to them in the Original Notes.

4.

Other Terms Unchanged. Each of the Original Notes, as amended by this Amendment, remains and continues in full force and effect, constitutes a legal, valid, and binding obligation of each party thereto, and is in all respects agreed to, ratified, and confirmed. Any reference to the Original Notes after the date of this Amendment is deemed to be a reference to the Original Notes as amended by this Amendment.  If there is a conflict between the terms of this Amendment and the Original Notes, the terms of this Amendment shall control.

5.

Miscellaneous

5.1

Entire Agreement.  This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter. This Amendment supersedes all prior arrangements and understandings between the parties, written or oral, with respect to its subject matter.

5.2       Parties in Interest.  The Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Amendment, expressed or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Amendment.

5.3

Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

5.4       Choice of Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

5.5

Amendments and Waivers.  This Amendment may not be amended or modified except in writing signed by each of the parties to this Amendment. The observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WIZZARD SOFTWARE CORPORATION

_/s/ Christopher J. Spencer_4/8/10_

By:

Title:

CHARDAN CAPITAL MARKETS, LLC

_/s/____________________________________

By:

Title: